AMENDMENT NO. 2 TO
                               ------------------
                                   INDENTURE
                                   ---------

         THIS AMENDMENT NO. 2 TO INDENTURE (this "Amendment") dated as of August 5, 1996, is made by and among Dignity Partners Funding Corp. I, a Delaware corporation (the "Issuer"), Dignity Partners, Inc., a Delaware corporation (the "Servicer"), and Bankers Trust Company, a New York banking corporation, as trustee (herein, together with its permitted successors in the trusts hereunder, called the "Indenture Trustee").

                                    RECITALS
                                    --------

         WHEREAS, the Issuer, the Servicer and the Indenture Trustee have entered into the Indenture, dated as of February 1, 1995, as amended by that certain Amendment No. 1 to Indenture dated September 29, 1995 (as amended, the "Indenture"), whereby the Issuer has issued its Senior Viatical Settlement Notes, Series 1995-A (the "Notes");

         WHEREAS, Heller Financial, The Lincoln National Life Insurance Company and First Penn-Pacific Life Insurance Company together constitute the Holders of 100% of the Notes (together, the "Holders");

         WHEREAS, the Holders are willing to consent to an amendment to the Indenture, subject to the terms and conditions of this Amendment.


                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

Section 1.         Definitions.
                   -----------

         Capitalized terms used herein which are not otherwise defined herein have the meanings ascribed to such terms in the Indenture.

Section 2.         Amendment.
                   ---------

        (a) Clause (iv) of Section 12.03(d) of the Indenture is hereby amended and restated to read as follows:

                  "(iv) Until the principal amount of the Notes has been paid in full, the Indenture Trustee shall withdraw from the Liquidity Account and deposit into the Collection Account, the amount, if any, by which the funds then held in the Liquidity Account exceeds the greater of (x) 10% of the Outstanding Principal Balance, after giving effect to the payment of principal to be made on the Notes on such Payment Date and (y) the Required Liquidity Amount."

Section 3.        Representations and Warranties.
                  ------------------------------

(a) Each party by executing this Amendment hereby represents and warrants that the person executing


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


this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transaction described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party, and is enforceable against such party in accordance with its terms.

(b) The Issuer represents and warrants that all of the representations and warranties of the Issuer set forth in Section 11.01 of the Indenture are true and correct as of the date hereof.

Section 4.         Effective Date.
                   --------------

        This Amendment shall become effective as of the date specified in the first paragraph of this Amendment, provided that each of the following conditions is satisfied:

        (a) The Indenture Trustee shall have received from each of the parties hereto and each Noteholder an executed counterpart of this Amendment.

        (b) The Indenture Trustee and the Noteholders shall have received written confirmation from the Rating Agency that the execution, delivery and performance of this Amendment will not cause a downgrading or withdrawal of the current rating by the Rating Agency on the Notes.

Section 5.        Miscellaneous.
                  -------------

        (a)       Ratification  of  Indenture.  The terms and  provisions  set
                  ---------------------------
        forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Indenture and except as expressly modified and superseded by this Amendment, the Indenture is ratified and confirmed in all respects and shall continue in full force and effect. The security interests and assignments granted under the Indenture shall in no manner be waived, impaired or otherwise adversely affected hereby, and are hereby ratified and confirmed.


        (b)        References.  The Indenture and any and all other agreements,
                   ----------
        documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Indenture as amended hereby, are hereby amended so that any reference in such agreements to the Indenture shall mean a reference to the Indenture as amended hereby.

        (c)        Counterparts.  This Amendment may be executed in two or more
                   ------------
        counterparts, each or which will be deemed to be an original but all of which together will constitute one and the same instrument.

        (d)        Governing  Law.  This  Amendment  shall be  governed  by and
                   --------------
        construed in accordance with the laws of the State of New York, without regard to the application of choice of law principles, except to the extent that such laws are superseded by federal law.

        (e)        Binding Agreement.  This Amendment shall be binding upon an
                   -----------------
        inure to the benefit of the Issuer, the Servicer, the Indenture Trustee, the Noteholders and their respective successors and assigns.

        (f)        Notice to Rating Agency.  Promptly after the Effective Date,
                   -----------------------
        the Servicer shall mail an executed copy of this Amendment to the Rating Agency.

                            [Signature Page Follows]

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


         IN WITNESS WHEREOF, this Amendment No. 2 to Indenture has been signed and delivered by the parties as of the date first above written.

                             DIGNITY PARTNERS FUNDING CORP. I

                             /s/ John Ward Rotter
                             --------------------
                             Secretary


                            Point West Capital Corporation.

                             /s/ John Ward Rotter
                             --------------------
                             Secretary

                             BANKERS TRUST COMPANY,
                             as Indenture Trustee

                             /s/Melissa Kaye Adelson
                             ------------------------
                             Assistant Vice President


 Consented and Agreed to as of the date first above written:

                             HELLER FINANCIAL

                             /s/ Hugh Wilder
                             ---------------------------
                             Senior Vice Presdient


                             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                             By:Lincoln Investment Management,Inc.
                             Its Attorney-In-Fact,having changed its name from Lincoln National Investment Management Company

                             /s/Tim Powell
                             ----------------------------
                             Second Vice President


                             FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
                             By:    Lincoln Investment Management, Inc.
                             Its Attorney-In-Fact,having changed its name from Lincoln National Investment Management Company


                              /s/Tim Powell
                             ----------------------------
                             Second Vice President